                                                                     Exhibit 23



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement Nos. 33-60201, 33-7079, 33-11340, 33-30983 and 33-50185 on Form S-8 of our report dated March 5, 1999 (March 31, 1999 as to Note B) (which expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt about the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-K of Service Merchandise Company, Inc. for the fiscal year ended January 3, 1999.



DELOITTE & TOUCHE LLP



Nashville, Tennessee
April 2, 1999





                                        1